As filed with the Securities and Exchange Commission on June 17, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zai Lab Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1144595
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

4560 Jinke Road Bldg. 1, 4F, Pudong, Shanghai, China	201210
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168
Telephone: (800) 221 0102

(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Thomas J. Danielski Ropes & Gray Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Telephone: (617) 951-7000	Samantha Du Chief Executive Officer Zai Lab Limited 4560 Jinke Rd Bldg. 1, Fourth Floor Pudong Shanghai, China 201210 Telephone: +86 21 6163 2588

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $0.00006 par value per share(1)	7,091,492 shares(3)	$70.21(4)	$497,893,653.32	$64,626.60

(1)

These shares may be represented by the Registrant’s American depositary shares (“ADS”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional Ordinary Shares as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(3)

Represents 7,091,492 Ordinary Shares that were automatically added to the shares authorized for issuance under the registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) pursuant to an “evergreen” provision contained in the 2017 Plan. The “evergreen” provision provides that on each January 1st from January 1, 2018 through January 1, 2027, the number of Ordinary Shares available for issuance under the 2017 Plan will automatically increase annually in an amount equal to the lesser of 4% of outstanding shares of the registrant’s Ordinary Shares as of the close of business on the immediately preceding December 31st or the number of shares determined by the registrant’s board of directors. These shares may be represented by the Registrant’s ADS. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-220256).

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average high and low prices of the registrant’s ADSs as reported by the NASDAQ Global Market on June 11, 2020, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $67.96 and $72.46, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 7,091,492 shares under the Registrant’s 2017 Equity Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-221616) filed with the Securities and Exchange Commission on November 16, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this registration statement (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on June 17, 2020.

ZAI LAB LIMITED

By:	/s/ Samantha Du

Name: Samantha Du

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samantha Du and William Ki Chul Cho, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samantha Du Samantha Du	Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	June 17, 2020

/s/ William Ki Chul Cho William Ki Chul Cho	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2020

/s/ Kai-Xian Chen Kai-Xian Chen	Director	June 17, 2020

/s/ John Diekman John Diekman	Director	June 17, 2020

/s/ Tao Fu Tao Fu	Director	June 17, 2020

/s/ Nisa Leung Nisa Leung	Director	June 17, 2020

/s/ William Lis William Lis	Director	June 17, 2020

/s/ Peter Wirth Peter Wirth	Director	June 17, 2020

/s/ Leon O. Moulder, Jr. Leon O. Moulder, Jr.	Director	June 17, 2020

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Zai Lab Limited, has signed this registration statement or amendment thereto in New York, NY on June 17, 2020.

Cogency Global Inc.
(Authorized U.S. Representative)

By:	/s/ Colleen A De Vries
Name: Colleen A De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit	Description

3.1

Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.1

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.2

Form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

4.3

Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of American depositary shares (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

5.1*	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered.

10.1+

Zai Lab Limited 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.22 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-219980) filed with the Commission on September 1, 2017).

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered accounting firm, regarding the consolidated financial statements of Zai Lab Limited.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page of this registration statement under the caption “Power of Attorney”).

_________________

+	Indicates management contract or compensatory plan, contract or arrangement.
*	Filed herewith.